UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported:  February 28, 2006

New World Restaurant Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27148	13-3690261
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification #)
incorporation)

1687 Cole Boulevard, Golden Colorado 80401

(Address of Principal Executive Office)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement

On January 26, 2006, New World Restaurant Group, Inc. (“New World” or the “Company”), entered into a senior secured credit facility in the aggregate principal amount of $160,000,000 comprised of (i) an $80,000,000 first-lien term loan facility and a $15,000,000 revolving credit facility (collectively, the “First Lien Credit Facility”) with Bear, Stearns & Co. Inc. (“Bear Stearns”), as sole lead arranger, Wells Fargo Foothill, Inc, as administrative agent and the other lenders party thereto, and (ii) a $65,000,000 second-lien term loan facility (the “Second Lien Credit Facility”) with Bear Stearns, as sole lead arranger, Bear Stearns Corporate Lending Inc., as administrative agent, and the other lenders party thereto.  In connection with the First Lien Credit Facility and the Second Lien Credit Facility, the Company also entered into an unsecured subordinated term loan facility in the principal amount of $25,000,000 with net proceeds to the Company of $24,375,000, reflecting a 2.5% original issue discount from the principal amount (the “Subordinated Credit Facility”) with Greenlight Capital, L.P., Greenlight Capital Qualified, L.P., and any other lenders from time to time parties thereto.  Greenlight Capital, L.L.C. and its affiliates (collectively, “Greenlight”) are affiliates of the lenders under the Subordinated Credit Facility and beneficially own approximately 97 percent of the Company’s common stock on a fully diluted basis.  The First Lien Credit Facility, the Second Lien Credit Facility and the Subordinated Credit Facility are collectively referred to herein as the New Credit Facilities.  Pursuant to the terms of the New Credit Facilities, the lenders agreed to make the proceeds of the term loans and revolving credit facility available to New World when certain conditions precedent were satisfied.

On February 28, 2006, New World borrowed approximately $169,375,000 (the “Borrowing”) in term loans under the New Credit Facilities, comprised of $80,000,000 under the First Lien Credit Facility, $65,000,000 under the Second Lien Credit Facility and $24,375,000 under the Subordinated Credit Facility.  The Borrowings under the First Lien and Second Lien Credit Facilities carry a floating interest rate based upon the prime rate or eurodollar rate plus a margin.  The initial margins for the First Lien Credit Facility are the prime rate plus 2.00% or the eurodollar rate plus 3.00%.  The margins may increase or decrease 0.25% depending on the Company’s consolidated leverage ratio.  The margins for the Second Lien Credit Facility are the prime rate plus 5.75% or the eurodollar rate plus 6.75%.  The Borrowings made under the Subordinated Credit Facility carry a fixed interest rate of 13.75%, of which 6.5% per annum will be payable in cash and 7.25% per annum will be payable in kind.

The Borrowing was used to repay certain existing indebtedness of the Company including (i) $160,000,000 in principal amount of the Company’s 13% Senior Secured Notes due 2008 (the “Senior Notes”) plus a 3% redemption premium and accrued and unpaid interest to the redemption date and (ii) fees and expenses relating to the termination of the $15,000,000 secured revolving credit facility with AmSouth Bank (the “AmSouth Facility”), and (iii) fees and expenses associated with the New Credit Facilities.

On February 28, 2006, as a condition to the Borrowing, the Company and the Company’s material subsidiaries entered into guarantee and collateral agreements for each of the First Lien Credit Agreement and the Second Lien Credit Agreement.  The guarantee and collateral agreement for the First Lien Credit Facility (the “First Lien Guarantee”) is secured by a first priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.  The guarantee and collateral agreement for the Second Lien Credit Facility (“the Second Lien Guarantee”) is secured by a second priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.  The Company’ s material subsidiaries also entered into a guarantee agreement for the Subordinated Credit Facility (the “Subordinated Guarantee”).  The Subordinated Guarantee is unsecured.  The First Lien Guarantee, Second Lien Guarantee and Subordinated Guarantee are collectively referred to herein as the Guarantees.

The summary of the terms of the Guarantees is qualified in its entirety by reference to the guarantee agreements for each of the First Lien Credit Facility, the Second Lien Credit Facility and the Subordinated Credit Facility, each of which are filed as exhibits to this report.   The summary of the terms of the New Credit Facilities is qualified in its entirety by reference to the credit agreements for each of the First Lien Credit Facility, the Second Lien Credit Facility and the Subordinated Credit Facility, each of which are filed as exhibits to the Company’s 8-K filed February 1, 2006.

Item 1.02               Termination of a Material Definitive Agreement

As discussed in Item 1.01 above, on February 28, 2006, the proceeds of the Borrowing were used, in part, to redeem the Senior Notes in full by payment of $160,000,000 in principal amount of the Senior Notes, plus a 3% redemption premium and accrued and unpaid interest to the redemption date.  The Indenture dated as of July 3, 2003 among New World, the Subsidiary Guarantors referred to therein and The Bank of New York, as Trustee (the “Indenture”) pursuant to which the Notes were issued was discharged and all liens and security interests relating to the Indenture were released.

On February 28, 2006, the Loan and Security Agreement dated as of July 8, 2003 among New World, the certain subsidiaries named therein, AmSouth Bank as agent, and AmSouth Capital Corp., as administrative agent (the “Loan Agreement”), pursuant to which the AmSouth Facility was established was terminated prior to its termination date of July 8, 2006.  At the time of termination of the AmSouth Facility, no amounts were outstanding under the AmSouth Facility and no early termination fee was payable in connection with this termination.  All liens and security interests relating to the Loan Agreement were released.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

10.1	First Lien Guarantee and Collateral Agreement dated February 28, 2006, made by the Company and certain of its subsidiaries in favor of Wells Fargo Foothill, Inc. as administrative agent.

10.2	Second Lien Guarantee and Collateral Agreement dated February 28, 2006, made by the Company and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent.

10.3	Guarantee Agreement dated February 28, 2006, made by certain subsidiaries of the Company and in favor of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW WORLD RESTAURANT GROUP, INC.

Dated: March 6, 2006	By:	/s/ Richard P. Dutkiewicz
Richard P. Dutkiewicz
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Lien Guarantee and Collateral Agreement dated February 28, 2006, made by the Company and certain of its subsidiaries in favor of Wells Fargo Foothill, Inc. as administrative agent.

10.2	Second Lien Guarantee and Collateral Agreement dated February 28, 2006, made by the Company and certain of its subsidiaries in favor of Bear Stearns Corporate Lending Inc., as administrative agent.

10.3	Guarantee Agreement dated February 28, 2006, made by certain subsidiaries of the Company and in favor of Greenlight Capital, L.P. and Greenlight Capital Qualified, L.P.